Exhibit 99.1

Thursday, July 1, 2004, 9:00 AM Eastern Time

Press Release

SOURCE: Isolagen, Inc.

ISOLAGEN ANNOUNCES INFORMATION

REGARDING ITS ANNUAL SHAREHOLDER MEETING

HOUSTON – (PRNewswire) – July 1, 2004 – Isolagen, Inc. (AMEX: ILE), announced today that its adjourned 2004 annual shareholders’ meeting has been scheduled to reconvene on Thursday, July 8, 2004 at 10:00 a.m., Houston time at the Houstonian Hotel, Club & Spa at 111 North Post Oak Lane, Houston, Texas 77024.  The only actions to be taken at the meeting are as described in the company’s proxy statement previously mailed to stockholders on or about May 5, 2004.

About Isolagen, Inc.

Isolagen specializes in the development and commercialization of autologous cellular therapies for soft and hard tissue regeneration.  The company’s product candidates are based on its proprietary Isolagen Process.  Based on the accumulated experience of the company through its retrospective study, clinical trials and treatment of patients in the United Kingdom, the company believes that the Isolagen Process utilizes the patient’s own cells to create safe and effective therapies to treat the underlying cause of the patient’s condition.  Autologous cellular therapy is the process whereby a patient’s own cells are extracted, allowed to multiply and then injected into the patient.  Isolagen’s product candidates are designed to be minimally invasive and non-surgical.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the federal securities laws.  Information contained in forward-looking statements is based on current expectations and is subject to change, and actual results may differ materially from the forward-looking statements.  Isolagen, Inc. does not undertake to update any such forward-looking statements or to publicly announce developments or events relating to the matters described herein.

Isolagen’s corporate headquarters are located in Houston, TX. For further information, please see www.isolagen.com.

Contact:

Michael Macaluso, CEO and President – (713) 780-4754

Jeffrey Tomz, Chief Financial Officer and Secretary - (713) 780-4754

Lisa Lindberg, Investors Contact, Investor Relations Group – (212) 825-3210

Janet Vasquez, Media Contact, Investor Relations Group – (212) 825-3210